Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 2nd QUARTER 2012 RESULTS

Denver, Colorado, August 1, 2012 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2012. Net income attributable to DaVita Inc. for the three and six months ended June 30, 2012 was $142.9 million and $283.0 million, or $1.49 and $2.96 per share, respectively, excluding an after-tax legal proceeding contingency accrual and related expenses of $47.6 million, or $0.50 per share, as further discussed below. This compares to net income attributable to DaVita Inc. for the three and six months ended June 30, 2011 of $114.4 million and $208.9 million, or $1.17 and $2.13 per share, respectively, excluding an after-tax non-cash goodwill impairment charge of approximately $14.4 million, or $0.14 per share, related to our infusion therapy business.

Net income attributable to DaVita Inc. for the three and six months ended June 30, 2012 including the after-tax legal proceeding contingency accrual was $95.3 million and $235.5 million, or $0.99 and $2.46 per share, respectively. Net income attributable to DaVita Inc. for the three and six months ended June 30, 2011 including the after-tax goodwill impairment charge was $100.0 million and $194.5 million, or $1.03 and $1.99 per share, respectively.

Financial and operating highlights include:

•

Cash Flow: For the rolling twelve months ended June 30, 2012 operating cash flow was $1,180 million and free cash flow was $817 million. For the three months ended June 30, 2012 operating cash flow was $202 million and free cash flow was $111 million. For a definition of free cash flow see Note 4 to the reconciliations of non-GAAP measures.

•

Operating Income: Operating income for the three and six months ended June 30, 2012 was $326 million and $647 million, respectively, excluding the pre-tax legal proceeding contingency accrual and related expenses of $78 million. This compares to operating income of $271 million and $506 million, respectively, excluding the pre-tax non-cash goodwill impairment charge of $24 million for the same periods of 2011.

Operating income for the three and six months ended June 30, 2012 including the legal proceeding contingency accrual and related expenses was $248 million and $569 million, respectively. Operating income for the three and six months ended June 30, 2011 including the non-cash goodwill impairment charge was $247 million and $482 million, respectively.

•

Volume: Total U.S. treatments for the second quarter of 2012 were 5,451,901, or 69,896 treatments per day, representing a per day increase of 14.3% over the second quarter of 2011. Non-acquired treatment growth, as well as our normalized non-acquired treatment growth in the quarter, were both 4.7% over the prior year’s second quarter.

•

Effective Tax Rate: Our effective tax rate was 36.2% and 36.5% for the three and six months ended June 30, 2012, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 41.5% and 40.9% for the three and six months ended June 30, 2012, respectively. We still expect our 2012 effective tax rate attributable to DaVita Inc. to be in the range of 40.0% to 41.0%.

•

Acquisition: As previously announced on May 21, 2012, we entered into a definitive merger agreement to acquire HealthCare Partners (HCP), the country’s largest operator of medical groups and physician networks. The total purchase price to be paid by DaVita Inc. will consist of $3.66 billion in cash and approximately 9.38 million shares of DaVita common stock, subject to post-close adjustments. In addition to the total merger consideration payable at close, DaVita will pay to the owners of HCP a total of up to $275 million of additional cash consideration in the form of two separate earn-out payments if certain financial performance targets are achieved by HCP in 2012 and 2013. We still expect the transaction to close early in the fourth quarter of this year.

•

Legal Proceeding Contingency Accrual: As previously announced on July 3, 2012, we reached an agreement in principle to settle all allegations relating to claims arising out of the previously disclosed litigation filed in 2002 in the U.S. District Court in the Eastern District of Texas (Settlement). In connection with the Settlement we accrued a pre-tax charge of approximately $78 million in the second quarter of 2012 that consists of $55 million for the settlement plus attorney fees and other related expenses. We expect that the Settlement will resolve federal program claims regarding Epogen that were or could have been raised in the complaint relating to historical Epogen practices dating back to 1997. The Settlement is subject to certain conditions, such as court approval. Until the conditions and documentation are completed, there can be no assurance that this matter will in fact be resolved pursuant to the terms of the Settlement.

•

Center Activity: As of June 30, 2012, we operated or provided administrative services at 1,884 outpatient dialysis centers located in the United States serving approximately 149,000 patients and 19 outpatient dialysis centers serving approximately 1,000 patients that are located in four countries outside of the United States. During the second quarter of 2012, we acquired 33 centers and opened a total of 14 centers located in the United States. In addition, we also acquired and opened a total of four centers outside of the United States.

Outlook

We are raising our operating income guidance for 2012 to now be in the range of $1,275 million to $1,325 million. Our previous operating income guidance for 2012 was in the range of $1,230 million to $1,310 million. These projections exclude any operating results associated with the proposed acquisition of HealthCare Partners as well as the legal proceeding contingency accrual and related expenses of $78 million. We also still expect our operating cash flows for 2012 to be in the range of $950 million to $1,050 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the second quarter ended June 30, 2012 on August 1, 2012 at 5:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2012 operating income, our 2012 operating cash flows and our 2012 effective tax rate attributable to DaVita Inc., the anticipated timing and closing of the HCP transaction and expected timing and impact of the Settlement. Factors that could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our quarterly report on Form 10-Q for the quarter ended March 31, 2012 and subsequent quarterly reports to be filed on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenues or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care legislation that was enacted in the United States in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations,

•	current or potential investigations by various government entities and related government or private-party proceedings,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with us,

•

the emergence of new models of care introduced by the government or private sector, such as accountable care organizations, independent practice association and integrated delivery systems, and changing affiliation models for physicians, such as employment by hospitals, that may erode our patient base and reimbursement rates,

•

our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or integrate and successfully operate any business we may acquire, including the HCP transaction, and

•	expansion of our operations and services to markets outside the United States, or to businesses outside of dialysis.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Dialysis patient service operating revenues	$1,809,259	$1,582,949	$3,571,837	$3,080,383
Less: Provision for uncollectible accounts related to patient service operating revenues	(54,416)	(47,410)	(107,424)	(88,481)

Net patient service operating revenues	1,754,843	1,535,539	3,464,413	2,991,902
Other revenues	174,897	125,694	331,962	231,644

Total net operating revenues	1,929,740	1,661,233	3,796,375	3,223,546

Operating expenses and charges:
Patient care costs	1,312,247	1,163,136	2,575,406	2,277,222
General and administrative	214,621	163,793	422,010	315,395
Depreciation and amortization	77,807	64,245	153,782	126,083
Provision for uncollectible accounts	1,801	1,852	3,825	2,824
Equity investment income	(2,618)	(2,417)	(5,250)	(3,936)
Legal proceeding contingency accrual and related expenses	78,000	—	78,000	—
Goodwill impairment charge	—	24,000	—	24,000

Total operating expenses and charges	1,681,858	1,414,609	3,227,773	2,741,588

Operating income	247,882	246,624	568,602	481,958
Debt expense	(60,709)	(59,897)	(122,090)	(118,492)
Other income	840	556	1,879	1,397

Income from continuing operations before income taxes	188,013	187,283	448,391	364,863
Income tax expense	68,009	66,871	163,504	129,830

Income from continuing operations	120,004	120,412	284,887	235,033
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	253	—	384

Net income	120,004	120,665	284,887	235,417
Less: Net income attributable to noncontrolling interests	(24,667)	(20,650)	(49,430)	(40,900)

Net income attributable to DaVita Inc.	$95,337	$100,015	$235,457	$194,517

Earnings per share:
Basic income from continuing operations per share attributable to DaVita Inc.	$1.01	$1.05	$2.51	$2.03

Basic net income per share attributable to DaVita Inc.	$1.01	$1.05	$2.51	$2.03

Diluted income from continuing operations per share attributable to DaVita Inc.	$0.99	$1.02	$2.46	$1.98

Diluted net income per share attributable to DaVita Inc.	$0.99	$1.03	$2.46	$1.99

Weighted average shares for earnings per share:
Basic	94,171,583	95,488,449	93,970,295	95,872,466

Diluted	96,002,190	97,657,578	95,865,605	98,014,315

Amounts attributable to DaVita Inc.:
Income from continuing operations	$95,337	$99,762	$235,457	$194,133
Discontinued operations	—	253	—	384

Net income	$95,337	$100,015	$235,457	$194,517

DAVITA INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net income	$120,004	$120,665	$284,887	$235,417

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(2,102)	(12,837)	(4,363)	(16,971)
Less: Reclassifications of net swap and cap agreements realized losses into net income	2,536	2,680	5,056	4,423
Unrealized (loss) gains on investments:
Unrealized (loss) gains on investments	(204)	47	942	315
Less: Reclassification of net investment realized gains into net income	—	—	(75)	(57)
Foreign currency translation adjustments	(839)	—	(1,458)	—

Other comprehensive (loss) income	(609)	(10,110)	102	(12,290)

Total comprehensive income	119,395	110,555	284,989	223,127
Less: Comprehensive income attributable to the noncontrolling interests	(24,667)	(20,650)	(49,430)	(40,900)

Comprehensive income attributable to DaVita Inc.	$94,728	$89,905	$235,559	$182,227

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$284,887	$235,417
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	153,782	126,507
Stock-based compensation expense	24,344	23,058
Tax benefits from stock award exercises	27,583	33,765
Excess tax benefits from stock award exercises	(14,841)	(19,009)
Deferred income taxes	(25,531)	24,225
Equity investment income, net	(139)	472
Other non-cash charges and loss on disposal of assets	12,903	10,842
Goodwill impairment charge	—	24,000
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(53,294)	(83,075)
Inventories	1,713	9,369
Other receivables and other current assets	61,938	23,791
Other long-term assets	4,486	2,164
Accounts payable	8,178	41,436
Accrued compensation and benefits	23,209	68,008
Other current liabilities	65,349	(25,716)
Income taxes	(49,069)	34,799
Other long-term liabilities	8,481	4,140

Net cash provided by operating activities	533,979	534,193

Cash flows from investing activities:
Additions of property and equipment, net	(250,508)	(154,929)
Acquisitions	(346,774)	(151,196)
Proceeds from asset sales	2,023	2,954
Purchase of investments available for sale	(3,070)	(1,868)
Purchase of investments held-to-maturity	(5,257)	(19,684)
Proceeds from sale of investments available for sale	6,791	1,149
Proceeds from maturities of investments held-to-maturity	9,582	19,683
Purchase of equity investments and other assets	—	(5,005)
Distributions received on equity investments	2	340

Net cash used in investing activities	(587,211)	(308,556)

Cash flows from financing activities:
Borrowings	17,217,404	19,169,580
Payments on long-term debt	(17,254,503)	(19,201,362)
Interest rate cap premiums and other deferred financing costs	(2)	(13,457)
Purchase of treasury stock	—	(290,593)
Distributions to noncontrolling interests	(50,478)	(46,423)
Stock award exercises and other share issuances, net	4,845	7,410
Excess tax benefits from stock award exercises	14,841	19,009
Contributions from noncontrolling interests	10,584	6,490
Proceeds from sales of additional noncontrolling interests	142	2,067
Purchases from noncontrolling interests	(9,800)	(8,650)

Net cash used in financing activities	(66,967)	(355,929)
Effect of exchange rate changes on cash and cash equivalents	(108)	—

Net decrease in cash and cash equivalents	(120,307)	(130,292)
Cash and cash equivalents at beginning of period	393,752	860,117

Cash and cash equivalents at end of period	$273,445	$729,825

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$273,445	$393,752
Short-term investments	8,629	17,399
Accounts receivable, less allowance of $253,199 and $250,343	1,249,995	1,195,163
Inventories	77,684	75,731
Other receivables	211,487	269,832
Other current assets	45,649	49,349
Income tax receivable	11,586	—
Deferred income taxes	300,276	280,382

Total current assets	2,178,751	2,281,608
Property and equipment, net	1,586,460	1,432,651
Amortizable intangibles, net	162,322	159,491
Equity investments	27,578	27,325
Long-term investments	12,143	9,890
Other long-term assets	29,623	34,231
Goodwill	5,258,056	4,946,976

	$9,254,933	$8,892,172

LIABILITIES AND EQUITY
Accounts payable	$299,005	$289,653
Other liabilities	395,024	325,734
Accrued compensation and benefits	436,273	412,972
Current portion of long-term debt	105,562	87,345
Income tax payable	—	37,412

Total current liabilities	1,235,864	1,153,116
Long-term debt	4,392,908	4,417,624
Other long-term liabilities	146,948	132,006
Alliance and product supply agreement, net	17,322	19,987
Deferred income taxes	431,196	423,098

Total liabilities	6,224,238	6,145,831
Commitments and contingencies
Noncontrolling interests subject to put provisions	522,748	478,216
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 94,486,725 and 93,641,363 shares outstanding)	135	135
Additional paid-in capital	564,795	596,300
Retained earnings	3,431,275	3,195,818
Treasury stock, at cost (40,375,558 and 41,220,920 shares)	(1,598,231)	(1,631,694)
Accumulated other comprehensive loss	(19,382)	(19,484)

Total DaVita Inc. shareholders’ equity	2,378,592	2,141,075
Noncontrolling interests not subject to put provisions	129,355	127,050

Total equity	2,507,947	2,268,125

	$9,254,933	$8,892,172

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2012
	June 30, 2012	March 31, 2012	June 30, 2011
1. Consolidated Financial Results:
Consolidated operating revenues	$1,984	$1,920	$1,709	$3,904
Consolidated net operating revenues	$1,930	$1,867	$1,661	$3,797
Operating income	$247.9	$320.7	$246.6	$568.6
Operating income excluding the legal proceeding contingency accrual and related expenses and the non-cash goodwill impairment charge	$325.9	$320.7	$270.6	$646.6
Operating income margin	12.5%	16.7%	14.4%	14.6%
Operating income margin excluding the legal proceeding contingency accrual and related expenses and the non-cash goodwill impairment charge	16.4%	16.7%	15.8%	16.6%
Net income attributable to DaVita Inc.	$95.3	$140.1	$100.0	$235.5
Net income attributable to DaVita Inc. excluding the legal proceeding contingency accrual and related expenses and the non-cash goodwill impairment charge	$142.9	$140.1	$114.4	$283.0
Diluted net income per share attributable to DaVita Inc.	$0.99	$1.46	$1.03	$2.46
Diluted net income per share attributable to DaVita Inc. excluding the legal proceeding contingency accrual and related expenses and the non-cash goodwill impairment charge	$1.49	$1.46	$1.17	$2.96
2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated operating revenues(1)	66.1%	65.8%	68.1%	66.0%
General and administrative expenses as a percent of consolidated operating revenues(1)	10.8%	10.8%	9.6%	10.8%
Total provision for uncollectible accounts as a percent of consolidated operating revenues	2.8%	2.9%	2.9%	2.9%
Consolidated effective tax rate	36.2%	36.7%	35.7%	36.5%
Consolidated effective tax rate attributable to DaVita Inc.(2)	41.5%	40.5%	40.0%	40.9%
3. Segment Financial Results: (dollar amounts rounded to nearest million)
Operating revenues
Dialysis and related lab services patient service operating revenues	$1,813	$1,767	$1,585	$3,580
Less: Provision for uncollectible accounts related to patient service operating revenues	(54)	(53)	(48)	(107)

Dialysis and related lab services net patient service operating revenues	$1,759	$1,714	$1,537	$3,473
Other revenues	3	3	3	6

Total net dialysis and related lab services operating revenues	1,762	1,717	1,540	3,479
Other – Ancillary services and strategic initiatives	170	153	121	323
Other – Ancillary services and strategic initiatives net patient service operating revenues (related to international dialysis operations and a vascular access clinic)	5	3	2	8

Total net segment operating revenues	1,937	1,873	1,663	3,810
Elimination of intersegment revenues	(7)	(6)	(2)	(13)

Total net consolidated operating revenues	$1,930	$1,867	$1,661	$3,797

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2012
	June 30, 2012	March 31, 2012	June 30, 2011
3. Segment Financial Results: (dollar amounts rounded to nearest million)(continued)
Operating Income
Dialysis and related lab services operating income	$286	$354	$288	$641
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(19)	(17)	(30)	(37)

Total segment operating income	$267	$337	$258	$604
Reconciling items:
Other corporate level general and administrative expenses including stock-based compensation	(22)	(19)	(13)	(40)
Equity investment income	3	3	2	5

Consolidated operating income	$248	$321	$247	$569

4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	5,451,901	5,314,275	4,769,661	10,766,176
Number of treatment days	78.0	78.0	78.0	156.0
Treatments per day	69,896	68,132	61,150	69,014
Per day year over year increase	14.3%	14.2%	7.1%	14.2%
Non-acquired growth year over year	4.7%	5.5%	4.6%	5.1%

Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$332.67	$332.43	$332.30	$332.55
Per treatment increase from previous quarter	0.1%	1.2%	1.8%	—
Per treatment increase (decrease) from previous year	0.1%	1.8%	(0.7%)	1.0%
Percent of consolidated revenues	91.6%	92.2%	92.9%	91.9%

Expenses
Patient care costs
Percent of total segment operating revenues	64.1%	63.7%	66.9%	63.9%
Per treatment	$213.68	$212.12	$222.79	$212.91
Per treatment increase (decrease) from previous quarter	0.7%	1.7%	(0.2%)	—
Per treatment decrease from previous year	(4.1%)	(5.0%)	(4.0%)	(4.5%)

General and administrative expenses
Percent of total segment operating revenues	8.6%	9.1%	8.0%	8.9%
Per treatment	$28.80	$30.38	$26.79	$29.58
Per treatment (decrease) increase from previous quarter	(5.2%)	3.2%	0.3%	—
Per treatment increase from previous year	7.5%	13.7%	9.8%	10.5%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2012
	June 30, 2012	March 31, 2012	June 30, 2011

5. Cash Flow:
Operating cash flow	$202.1	$331.9	$204.4	$534.0
Operating cash flow, last twelve months	$1,179.8	$1,182.1	$816.1
Free cash flow(2)	$111.4	$249.9	$132.1	$361.3
Free cash flow, last twelve months(2)	$816.5	$837.2	$528.0
Capital expenditures:
Routine maintenance/IT/other	$66.6	$55.6	$48.0	$122.2
Development and relocations	$71.4	$56.8	$39.4	$128.3
Acquisition expenditures	$214.1	$132.7	$69.7	$346.8

6. Accounts Receivable:
Net receivables	$1,250	$1,267	$1,132
DSO	60	63	63

7. Debt and Capital Structure:
Total debt(3)	$4,505	$4,499	$4,294
Net debt, net of cash(3)	$4,232	$4,050	$3,564
Leverage ratio (see calculation on page 11)	2.70x	2.55x	2.69x
Overall weighted average effective interest rate during the quarter	5.27%	5.27%	5.33%
Overall weighted average effective interest rate at end of the quarter	5.28%	5.28%	5.34%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.61%	4.63%	4.68%
Fixed and economically fixed interest rates as a percentage of our total debt(4)	57.0%	56.9%	59.3%
Share repurchases	$—	$—	$302.4

8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%	97%	97%
Patients with arteriovenous fistulas placed	70%	69%	69%

(1)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, stock-based compensation expenses, and in case of general and administrative expenses, includes other certain corporate level general and administrative expenses.
(2)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(3)	The reported balance sheet amounts at June 30, 2012, March 31, 2012 and June 30, 2011, are net of $7.0 million, $7.4 million and $7.6 million, respectively, of debt discounts associated with our Term Loan B and our Term Loan A-2.
(4)	The Term Loan A-2 and Term Loan B are subject to LIBOR floors of 1.00% and 1.50%, respectively. Because LIBOR, for all periods presented above, was lower than either of these floors, the interest rates on the Term Loan A-2 and the Term Loan B are set at their respective floors. At such time as the LIBOR-based component of our interest rate exceeds 1.00% on the Term Loan A-2 and 1.50% on the Term Loan B, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan A-2, as well as for the Term Loan B, but limited to a maximum rate of 4.00% on $1.25 billion of outstanding principal debt on the Term Loan B. The remaining $474 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended June 30, 2012
Net income attributable to DaVita Inc.	$518,941
Income taxes	349,143
Interest expense	227,380
Depreciation and amortization	294,590
Noncontrolling interests and equity investment income, net	103,667
Stock-based compensation	50,004
Other items	41,681

“Consolidated EBITDA”	$1,585,406

June 30, 2012
Total debt, excluding debt discount of $7.0 million	$4,505,483
Letters of credit issued	48,940

4,554,423
Less: Cash and cash equivalents	(273,445)

Consolidated net debt	$4,280,978

Last twelve months “Consolidated EBITDA”	$1,585,406

Leverage ratio	2.70x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.25 to 1.0 as of June 30, 2012. At that date the Company’s leverage ratio did not exceed 4.25 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge and diluted earnings per share attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge.

We believe that net income attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge enhances a user’s understanding of our normal net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc. for these periods by providing a measure that is meaningful because it excludes an unusual charge for a legal proceeding contingency accrual that resulted from an agreement we reached in principle to settle federal program claims relating to our historical Epogen practices and also excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and accordingly, is more comparable to prior periods and indicative of consistent net income attributable to DaVita Inc. and diluted earnings per share to DaVita Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income attributable to DaVita Inc., and diluted earnings per share attributable to DaVita Inc.

Net income attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge:

	Three months ended			Six months ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income attributable to DaVita Inc.	$95,337	$140,120	$100,015	$235,457	$194,517
Add:
Legal proceeding contingency accrual and related expenses	78,000	—	—	78,000	—
Non-cash goodwill impairment charge	—	—	24,000	—	24,000
Less: Related income tax	(30,420)	—	(9,600)	(30,420)	(9,600)

	$142,917	$140,120	$114,415	$283,037	$208,917

Diluted earnings per share attributable to DaVita Inc. excluding an after-tax legal proceeding contingency accrual and related expenses and an after-tax non-cash goodwill impairment charge:

	Three months ended			Six months ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Diluted earnings per share attributable to DaVita Inc.	$0.99	$1.46	$1.03	$2.46	$1.99
Add:
Legal proceeding contingency accrual and related expenses	0.50	—	—	0.50	—
Non-cash goodwill impairment charge	—	—	0.14	—	0.14

	$1.49	$1.46	$1.17	$2.96	$2.13

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax legal proceeding contingency accrual and related expenses and a pre-tax non-cash goodwill impairment charge.

We believe that operating income excluding a pre-tax legal proceeding contingency accrual and related expenses and a pre-tax non-cash goodwill impairment charge enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes an unusual charge for a legal proceeding contingency accrual that resulted from an agreement we reached in principle to settle federal program claims relating to our historical Epogen practices and also excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and accordingly, is more comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax legal proceeding contingency accrual and related expenses and a pre-tax non-cash goodwill impairment charge:

	Three months ended			Six months ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Operating income	$247,882	$320,720	$246,624	$568,602	$481,958
Add:
Legal proceeding contingency accrual and related expenses	78,000	—	—	78,000	—
Non-cash goodwill impairment charge	—	—	24,000	—	24,000

	$325,882	$320,720	$270,624	$646,602	$505,958

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is meaningful to an investor to fully understand the related income tax effects on DaVita Inc.’s operating results. This is not a measure under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Six months ended June 30, 2012
	June 30, 2012	March 31, 2012	June 30, 2011
Income from continuing operations before income taxes	$188,013	$260,378	$187,283	$448,391

Income tax expense	$68,009	$95,495	$66,871	$163,504

Effective income tax rate	36.2%	36.7%	35.7%	36.5%

	Three months ended			Six months ended June 30, 2012
	June 30, 2012	March 31, 2012	June 30, 2011
Income from continuing operations before income taxes	$188,013	$260,378	$187,283	$448,391
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(25,051)	(24,883)	(21,020)	(49,934)

Income before income taxes attributable to DaVita Inc.	$162,962	$235,495	$166,263	$398,457

Income tax expense	68,009	95,495	$66,871	$163,504
Less: Income tax attributable to noncontrolling interests	(384)	(120)	(370)	(504)

Income tax attributable to DaVita Inc.	$67,625	$95,375	$66,501	$163,000

Effective income tax rate attributable to DaVita Inc.	41.5%	40.5%	40.0%	40.9%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2012
	June 30, 2012	March 31, 2012	June 30, 2011
Cash provided by operating activities	$202,105	$331,874	$204,410	$533,979
Less: Income distributions to noncontrolling interests	(24,073)	(26,405)	(24,236)	(50,478)

Cash provided by operating activities attributable to DaVita Inc.	178,032	305,469	180,174	483,501
Less: Expenditures for routine maintenance and information technology	(66,603)	(55,609)	(48,027)	(122,212)

Free cash flow	$111,429	$249,860	$132,147	$361,289

	Rolling 12-Month Period
	June 30, 2012	March 31, 2012	June 30, 2011
Cash provided by operating activities	$1,179,832	$1,182,137	$816,110
Less: Income distributions to noncontrolling interests	(104,708)	(104,871)	(92,713)

Cash provided by operating activities attributable to DaVita Inc.	1,075,124	1,077,266	723,397
Less: Expenditures for routine maintenance and information technology	(258,623)	(240,047)	(195,443)

Free cash flow	$816,501	$837,219	$527,954